UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
July 13, 2023
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
1521 Concord Pike, Suite 301 PMB 221
Wilmington, Delaware 19803
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Dr. Lisa Egbuonu-Davis as Director

On July 13, 2023, the Board of Directors (the "Board") of Phreesia, Inc. (the "Company"), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Lisa Egbuonu-Davis to the Board. Dr. Egbuonu-Davis will serve as a Class II director of the Company, to hold office until the 2024 annual meeting of stockholders or until her earlier death, resignation or removal, and it is not anticipated at this time that Dr. Egbuonu-Davis will serve on any committees of the Board.
In connection with her appointment to the Board, and pursuant to the Third Amended and Restated Director Compensation Policy, the Board granted Dr. Egbuonu-Davis a pro-rated annual grant for restricted stock units valued at $177,418 (the “Initial RSU Grant”). The Initial RSU Grant will vest in full upon the earlier to occur of one year from the grant date or the date of the next annual meeting of the Company’s stockholders, subject to Dr. Egbuonu-Davis' continued service on the Board. Additionally, the Company granted Dr. Egbuonu-Davis an initial new hire grant for restricted stock units valued at $185,000 (the “New Hire Grant”). As determined by the Compensation Committee of the Board (and consistent with the Company’s Third Amended and Restated Non-Employee Director Compensation Policy) the New Hire Grant shall have a four (4) year vesting schedule, with 25% of such units vesting on the first anniversary of the vesting start date, 25% vesting on the second anniversary of the vesting start date, 25% vesting on the third anniversary of the vesting start date, and 25% vesting on the fourth anniversary of the vesting start date, subject to the terms and conditions of the 2019 Stock Option and Incentive Plan and the applicable restricted stock unit agreement.
Dr. Egbuonu-Davis has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on June 21, 2019. There are no arrangements or understandings between Dr. Egbuonu-Davis and any other person pursuant to which Dr. Egbuonu-Davis was appointed as a member of the Board. There are no family relationships between Dr. Egbuonu-Davis, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other.

Adoption of 2023 Inducement Award Plan

On July 13, 2023, the Board adopted the Phreesia, Inc. 2023 Inducement Award Plan (the “Plan”) and related forms of award agreements under the Plan. Pursuant to the Plan, the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with the Company within the meaning of Rule 303A.08 of the Listed Company Manual of the New York Stock Exchange (“NYSE”). Awards granted under the Plan may be in the form of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards and dividend equivalent rights, or any combination of those awards. The only individuals eligible to receive grants of awards under the Plan are individuals who satisfy the standards for “inducement awards” under Rule 303A.08 of the NYSE Listed Company Manual.
A total of 500,000 shares of common stock, par value $0.01 per share (“Common Stock”) are reserved for grant under the Plan, subject to adjustment as provided in the Plan. Shares issued under the Plan may include authorized but unissued shares of Common Stock or treasury shares. Shares of Common Stock subject to grants that are forfeited, used to cover the exercise price of awards or withheld for taxes may again be used for grants under the Plan. The Plan will be administered by the Company’s Board and/or Compensation Committee. The Plan will continue in effect for ten years, unless earlier terminated by the Board. The terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2019 Stock Option and Incentive Plan.
The Plan was adopted by the Board without stockholder approval pursuant to NYSE Listing Rule 303A.08.

The foregoing is only a brief description of the Plan and is qualified in its entirety by reference to the Plan and the forms of award agreements under the Plan attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1*	Phreesia, Inc. 2023 Inducement Award Plan

10.2*	Form of RSU Award Agreement

10.3*	Form of Stock Option Grant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2023	Phreesia, Inc.

	By:	/s/ Balaji Gandhi
	Name:	Balaji Gandhi
	Title:	Chief Financial Officer